UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2022 (October 24, 2022)

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2022, Gary L. Coleman and Larry M. Hutchison, Co-Chairmen and Chief Executive Officers of Globe Life Inc. (“Globe Life”), each notified the Board of Directors of Globe Life that he would step down from his position as Chief Executive Officer, effective December 31, 2022. Messrs. Coleman and Hutchison will continue to serve as Co-Chairmen of the Board of Globe Life, executive officer positions, on and after such date. This change does not involve any disagreement with Globe Life’s operations, policies or practices.

On October 24, 2022, the Board of Directors of Globe Life appointed J. Matthew Darden and Frank M. Svoboda as Co-Chief Executive Officers of Globe Life, effective on January 1, 2023, immediately following the retirement of Messrs. Coleman and Hutchison. In connection with such appointments, on October 24, 2022, Mr. Darden tendered his resignation as Senior Executive Vice President and Chief Strategy Officer and Mr. Svoboda tendered his resignation as Senior Executive Vice President and Chief Financial Officer, both effective December 31, 2022. Additionally, on October 24, 2022, the Board of Directors appointed Thomas P. Kalmbach as Executive Vice President and Chief Financial Officer of Globe Life, effective January 1, 2023. All such executive officers are appointed annually and serve at the pleasure of the Board of Directors of Globe Life.

Mr. Darden, age 51, has served as Globe Life’s Senior Executive Vice President and Chief Strategy Officer and Mr. Svoboda, age 61, has served as Senior Executive Vice President and Chief Financial Officer, with both men holding those positions since April 2022. Prior thereto, Mr. Darden served as Executive Vice President and Chief Strategy Officer of Globe Life from January 2017 – April 2022 and Mr. Svoboda served as Executive Vice President and Chief Financial Officer of Globe Life from June 2012 – April 2022. Mr. Kalmbach, age 58, has been Executive Vice President and Chief Actuary of Globe Life since January 2019 and Senior Vice President and Chief Actuary of Globe Life’s primary operating subsidiaries, American Income Life Insurance Company, Globe Life And Accident Insurance Company, Liberty National Life Insurance Company and United American Insurance Company since August 2018. Prior thereto, from June 2014 through June 2018, Mr. Kalmbach served as Senior Vice President of Finance and Compliance for Liberty Mutual Benefits business of Liberty Mutual Group.

There is no arrangement or understanding between Messrs. Darden, Svoboda, or Kalmbach and any other persons pursuant to which they were selected to serve in these officer positions at Globe Life. Additionally, there are no familial relationships involving Messrs. Darden, Svoboda, or Kalmbach to report under Item 401(d) of Regulation S-K and no related person transactions involving any of them to report pursuant to Item 404(a) of Regulation S-K.

There were no material plans, contracts, or arrangements to which Messrs. Darden, Svoboda or Kalmbach are a party or in which any of them participates which were entered into or materially amended in connection with their respective appointments as Co-Chief Executive Officers or Executive Vice President and Chief Financial Officer, nor was any grant or award made to any of them or any modifications of existing grants, awards, plans, contracts or arrangements made for any of them in connection therewith.

Item 9.01    Financial Statement and Exhibits.

(d) Exhibits.

(99.1) Globe Life Inc. Press Release, dated October 26, 2022, announcing Executive Leadership Changes.

(104) Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: October 26, 2022

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary